                                                                   EXHIBIT 12(A)
                                                                     PAGE 1 OF 2

                            BANKAMERICA CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES


                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30                          YEAR ENDED DECEMBER 31
                                                          ----------------    ---------------------------------------------------
(DOLLAR AMOUNTS IN MILLIONS)                               1997      1996         1996        1995       1994      1993      1992
                                                           ----      ----         ----        ----       ----      ----      ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
  Interest expense (other than interest on deposits)     $1,441    $1,289      $ 2,713      $2,455     $1,505    $1,215    $1,126
  Interest payments on trust preferred securities
    (see footnote (a))                                       70         -            7           -          -         -         -
  Interest factor in rent expense                            61        63          125         120        109       112        95
  Other                                                       1         -            -           -          3         2         1
                                                         ----------------      --------------------------------------------------
                                                         $1,573    $1,352      $ 2,845      $2,575     $1,617    $1,329    $1,222
                                                         ================      ==================================================
Earnings:
  Income from operations                                 $1,579    $1,443      $ 2,873      $2,664     $2,176    $1,954    $1,492
  Applicable income taxes                                 1,066     1,016        1,900       1,903      1,541     1,474     1,190
  Fixed charges                                           1,573     1,352        2,845       2,575      1,617     1,329     1,222
  Other                                                     (27)        -           (9)        (12)       (55)      (39)      (14)
                                                         ----------------      --------------------------------------------------
                                                         $4,191    $3,811      $ 7,609      $7,130     $5,279    $4,718    $3,890
                                                         ================      ==================================================
RATIO OF EARNINGS TO FIXED CHARGES,
   EXCLUDING INTEREST ON DEPOSITS                          2.66      2.82         2.67        2.77       3.26      3.55      3.18

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
  Interest expense                                       $4,231    $3,910      $ 8,072      $7,378     $4,842    $4,186    $4,895
  Interest payments on trust preferred securities
    (see footnote (a))                                       70         -            7           -          -         -         -
  Interest factor in rent expense                            61        63          125         120        109       112        95
  Other                                                       1         -            -           -          3         2         1
                                                         ----------------      --------------------------------------------------
                                                         $4,363    $3,973      $ 8,204      $7,498     $4,954    $4,300    $4,991
                                                         ================      ==================================================
Earnings:
  Income from operations                                 $1,579    $1,443      $ 2,873      $2,664     $2,176    $1,954    $1,492
  Applicable income taxes                                 1,066     1,016        1,900       1,903      1,541     1,474     1,190
  Fixed charges                                           4,363     3,973        8,204       7,498      4,954     4,300     4,991
  Other                                                     (27)        -           (9)        (12)       (55)      (39)      (14)
                                                         ----------------      --------------------------------------------------
                                                         $6,981    $6,432      $12,968     $12,053     $8,616    $7,689    $7,659
                                                         ================      ==================================================
RATIO OF EARNINGS TO FIXED CHARGES,
  INCLUDING INTEREST ON DEPOSITS                           1.60      1.62         1.58        1.61       1.74      1.79      1.53

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

                                                                   EXHIBIT 12(A)
                                                                     PAGE 2 OF 2

                            BANKAMERICA CORPORATION
       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30                          YEAR ENDED DECEMBER 31
                                                          ----------------    ---------------------------------------------------
(DOLLAR AMOUNTS IN MILLIONS)                               1997      1996         1996        1995       1994      1993      1992
                                                           ----      ----         ----        ----       ----      ----      ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
  Interest expense (other than interest on deposits)     $1,441    $1,289      $ 2,713      $2,455     $1,505    $1,215    $1,126
  Interest payments on trust preferred securities
    (see footnote (a))                                       70         -            7           -          -         -         -
  Interest factor in rent expense                            61        63          125         120        109       112        95
  Preferred dividend requirements (see footnote (b))        107       167          307         389        424       423       304
  Other                                                       1         -            -           -          3         2         1
                                                         ----------------      --------------------------------------------------
                                                         $1,680    $1,519      $ 3,152      $2,964     $2,041    $1,752    $1,526
                                                         ================      ==================================================
Earnings:
  Income from operations                                 $1,579    $1,443      $ 2,873      $2,664     $2,176    $1,954    $1,492
  Applicable income taxes                                 1,066     1,016        1,900       1,903      1,541     1,474     1,190
  Fixed charges, excluding preferred dividend
    requirements                                          1,573     1,352        2,845       2,575      1,617     1,329     1,222
  Other                                                     (27)        -           (9)        (12)       (55)      (39)      (14)
                                                         ----------------      --------------------------------------------------
                                                         $4,191    $3,811      $ 7,609      $7,130     $5,279    $4,718    $3,890
                                                         ================      ==================================================
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
  DIVIDENDS, EXCLUDING INTEREST ON DEPOSITS                2.49      2.51         2.41        2.41       2.59      2.69      2.55

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
  Interest expense                                       $4,231    $3,910      $ 8,072      $7,378     $4,842    $4,186    $4,895
  Interest payments on trust preferred securities
    (see footnote (a))                                       70         -            7           -          -         -         -
  Interest factor in rent expense                            61        63          125         120        109       112        95
  Preferred dividend requirements (see footnote (b))        107       167          307         389        424       423       304
  Other                                                       1         -            -           -          3         2         1
                                                         ----------------      --------------------------------------------------
                                                         $4,470    $4,140      $ 8,511      $7,887     $5,378    $4,723    $5,295
                                                         ================      ==================================================
Earnings:
  Income from operations                                 $1,579    $1,443      $ 2,873      $2,664     $2,176    $1,954    $1,492
  Applicable income taxes                                 1,066     1,016        1,900       1,903      1,541     1,474     1,190
  Fixed charges, excluding preferred dividend
    requirements                                          4,363     3,973        8,204       7,498      4,954     4,300     4,991
  Other                                                     (27)        -           (9)        (12)       (55)      (39)      (14)
                                                         ----------------      --------------------------------------------------
                                                         $6,981    $6,432      $12,968     $12,053     $8,616    $7,689    $7,659
                                                         ================      ==================================================
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
  DIVIDENDS, INCLUDING INTEREST ON DEPOSITS                1.56      1.55         1.52        1.53       1.60      1.63      1.45

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

(b) Preferred stock dividend requirements represent pretax earnings necessary to cover preferred stock dividends declared during the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995, 1994, 1993, and 1992 of $64 million, $98 million, $185 million, $227 million, $248 million, $241 million, and $169 million, respectively.